Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER SALES UP 51% TO $9.91 BILLION

SEATTLE—(BUSINESS WIRE)—July 26, 2011—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2011.

Operating cash flow increased 25% to $3.21 billion for the trailing twelve months, compared with $2.56 billion for the trailing twelve months ended June 30, 2010. Free cash flow decreased 8% to $1.83 billion for the trailing twelve months, compared with $1.99 billion for the trailing twelve months ended June 30, 2010.

Common shares outstanding plus shares underlying stock-based awards totaled 468 million on June 30, 2011, compared with 465 million a year ago.

Net sales increased 51% to $9.91 billion in the second quarter, compared with $6.57 billion in second quarter 2010. Excluding the $477 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 44% compared with second quarter 2010.

Operating income was $201 million in the second quarter, compared with $270 million in second quarter 2010. The favorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $28 million.

Net income decreased 8% to $191 million in the second quarter, or $0.41 per diluted share, compared with net income of $207 million, or $0.45 per diluted share, in second quarter 2010. Second quarter 2011 net income was positively impacted by equity-method investment activity of $15 million, including a $49 million gain on the sale of an equity position partially offset by $34 million in losses from equity-method investments.

“Low prices, expanding selection, fast delivery and innovation are driving the fastest growth we’ve seen in over a decade,” said Jeff Bezos, founder and CEO of Amazon.com. “Kindle 3G with Special Offers has quickly become our bestselling Kindle at only $139. Customers love the convenience of a 3G reader — no hunting for or paying for Wi-Fi hotspots. Amazon picks up the tab for the 3G wireless, so you have no monthly payments or annual contracts.”

Highlights

•	Sales growth of Kindle devices accelerated in second quarter 2011 compared to first quarter 2011.

•

Since AT&T agreed to sponsor screensavers, Kindle 3G with Special Offers is now our bestselling Kindle device – at only $139. With Kindle 3G, there’s no wireless set up and no paying or hunting for Wi-Fi hotspots. Kindle 3G’s always-on global wireless connectivity means that wherever you are, you can download books and periodicals in less than 60 seconds and start reading instantly. Amazon pays for Kindle’s 3G wireless connectivity, which means the convenience of 3G comes with no monthly fees, data plans or annual contracts.

•

Amazon.com announced the launch of Kindle Textbook Rental, offering students savings of up to 80% off textbook list prices. Tens of thousands of textbooks are available for the 2011 school year. In addition, Kindle Textbook Rental offers the ability to customize rental periods to any length between 30 and 360 days, so students only pay for the specific amount of time they need a book.

•

The U.S. Kindle Store now has more than 950,000 books, including New Releases and 110 of 111 New York Times Bestsellers. Over 800,000 of these books are $9.99 or less, including 65 New York Times Bestsellers. Millions of free, out-of-copyright, pre-1923 books are also available to read on Kindle.

•

The Company launched MyHabit.com, a membership-only fashion destination offering up to 60 percent off list prices of designer and boutique brands in women’s, men’s and children’s departments, with the convenience of free, instant membership; fast, free shipping and free return shipping in the U.S. on eligible items; and fast, $15 international shipping.

1

•

Amazon.com announced that customers will be able to stream TV shows from CBS’s vast library. Amazon Prime customers will be able to instantly watch thousands of episodes from the CBS library at no additional cost to their membership. With the deal, Amazon will add 2,000 episodes to grow the total number of Prime instant videos to more than 8,000 movies and TV shows. Starting this summer, dozens of CBS shows will also become available to Amazon Instant Video customers.

•

The Company announced three enhancements to Amazon Cloud Drive and Cloud Player: storage plans that include unlimited space for music, free storage for all Amazon MP3 purchases and Cloud Player for Web, now on iPad.

•

Amazon announced that Marketplace sellers can list their products across all its European websites using just one single seller account, allowing sellers to make their inventory available across Amazon.co.uk, Amazon.de, Amazon.fr and Amazon.it. Customers benefit from access to millions of additional products. Fulfillment by Amazon (FBA) sellers can now also store their products in an Amazon fulfillment center in one country and offer them for sale across all of Amazon’s European websites.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $5.41 billion, up 51% from second quarter 2010.

•

International segment sales, representing the Company’s U.K., German, Japanese, French, Chinese and Italian sites, were $4.51 billion, up 51% from second quarter 2010. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 36%.

•	Worldwide Media sales grew 27% to $3.66 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 20%.

•

Worldwide Electronics and Other General Merchandise sales grew 69% to $5.89 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 62%.

•

Amazon Web Services (AWS) and SAP announced that AWS has been certified as a global technology partner of SAP. Customers can now deploy a variety of SAP solutions in full production environments including SAP® Rapid Deployment and SAP® BusinessObjects™.

•	AWS announced the availability of Amazon Relational Database Service (RDS) for Oracle databases, allowing customers to easily set up, operate and scale fully managed Oracle databases in the cloud.

•	AWS lowered prices for the fifteenth time in four years by eliminating inbound internet data transfer costs and reducing outbound data transfer costs.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of July 26, 2011. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Third Quarter 2011 Guidance

•	Net sales are expected to be between $10.3 billion and $11.1 billion, or to grow between 36% and 47% compared with third quarter 2010.

•	Operating income is expected to be between $20 million and $170 million, or between 93% decline and 37% decline compared with third quarter 2010.

•

This guidance includes approximately $180 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

2

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle, Kindle 3G, Kindle with Special Offers, Kindle 3G with Special Offers and Kindle DX are the revolutionary portable readers that wirelessly download books, magazines, newspapers, blogs and personal documents to a crisp, high-resolution electronic ink display that looks and reads like real paper. Kindle 3G, Kindle 3G with Special Offers and Kindle DX utilize the same 3G wireless technology as advanced cell phones, so users never need to hunt for a Wi-Fi hotspot. Kindle is the #1 bestselling product across the millions of items sold on Amazon.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, and www.amazon.it. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

3

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2011	2010	2011	2010	2011	2010
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$2,641	$1,844	$3,777	$3,444	$1,629	$1,936

OPERATING ACTIVITIES:
Net income	191	207	391	505	1,038	1,088
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	244	129	446	249	766	456
Stock-based compensation	144	111	254	196	481	386
Other operating expense (income), net	41	25	74	51	129	83
Losses (gains) on sales of marketable securities, net	1	—	3	—	2	(2)
Other expense (income), net	(39)	(22)	(2)	(27)	(53)	(31)
Deferred income taxes	20	(8)	35	(28)	67	49
Excess tax benefits from stock-based compensation	(15)	(75)	(61)	(161)	(159)	(196)
Changes in operating assets and liabilities:
Inventories	(274)	(141)	69	180	(1,130)	(435)
Accounts receivable, net and other	(73)	(42)	286	412	(304)	(252)
Accounts payable	114	(81)	(2,535)	(1,972)	1,835	959
Accrued expenses and other	63	200	(119)	(161)	663	265
Additions to unearned revenue	257	161	467	349	805	990
Amortization of previously unearned revenue	(251)	(214)	(471)	(441)	(935)	(799)

Net cash provided by (used in) operating activities	423	250	(1,163)	(848)	3,205	2,561

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(433)	(196)	(731)	(336)	(1,374)	(575)
Acquisitions, net of cash acquired, and other	(469)	(21)	(608)	(40)	(921)	(45)
Sales and maturities of marketable securities and other investments	2,028	1,208	3,967	2,080	6,138	3,354
Purchases of marketable securities and other investments	(2,077)	(1,466)	(3,189)	(2,721)	(6,746)	(5,661)

Net cash provided by (used in) investing activities	(951)	(475)	(561)	(1,017)	(2,903)	(2,927)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	15	75	61	161	159	196
Proceeds from long-term debt and other	34	5	123	67	197	133
Repayments of long-term debt, capital lease, and finance lease obligations	(140)	(37)	(251)	(98)	(398)	(186)

Net cash provided by (used in) financing activities	(91)	43	(67)	130	(42)	143

Foreign-currency effect on cash and cash equivalents	25	(33)	61	(80)	158	(84)

Net increase (decrease) in cash and cash equivalents	(594)	(215)	(1,730)	(1,815)	418	(307)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,047	$1,629	$2,047	$1,629	$2,047	$1,629

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long term debt	$3	$3	$6	$5	$12	$9
Cash paid for income taxes (net of refunds)	(1)	43	6	46	35	60
Fixed assets acquired under capital leases	230	83	411	142	673	252
Fixed assets acquired under build-to-suit leases	97	60	166	120	219	191

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net sales	$9,913	$6,566	$19,770	$13,697

Operating expenses (1):
Cost of sales	7,525	4,957	15,133	10,458
Fulfillment	941	582	1,795	1,128
Marketing	341	211	667	412
Technology and content	698	408	1,278	773
General and administrative	166	113	300	210
Other operating expense (income), net	41	25	74	51

Total operating expenses	9,712	6,296	19,247	13,032

Income from operations	201	270	523	665

Interest income	16	12	31	23
Interest expense	(15)	(9)	(27)	(16)
Other income (expense), net	23	24	4	27

Total non-operating income (expense)	24	27	8	34

Income before income taxes	225	297	531	699

Provision for income taxes	(49)	(88)	(138)	(189)
Equity-method investment activity, net of tax	15	(2)	(2)	(5)

Net income	$191	$207	$391	$505

Basic earnings per share	$0.42	$0.46	$0.87	$1.13

Diluted earnings per share	$0.41	$0.45	$0.85	$1.11

Weighted average shares used in computation of earnings per share:
Basic	453	447	452	446

Diluted	460	455	460	455

(1) Includes stock-based compensation as follows:
Fulfillment	$32	$24	$56	$42
Marketing	10	7	17	12
Technology and content	75	58	136	103
General and administrative	27	22	45	39

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
North America
Net sales	$5,406	$3,590	$10,871	$7,370
Segment operating expenses (1)	5,192	3,390	10,367	6,897

Segment operating income	$214	$200	$504	$473

International
Net sales	$4,507	$2,976	$8,899	$6,327
Segment operating expenses (1)	4,335	2,770	8,552	5,888

Segment operating income	$172	$206	$347	$439

Consolidated
Net sales	$9,913	$6,566	$19,770	$13,697
Segment operating expenses	9,527	6,160	18,919	12,785

Segment operating income	386	406	851	912
Stock-based compensation	(144)	(111)	(254)	(196)
Other operating income (expense), net	(41)	(25)	(74)	(51)

Income from operations	201	270	523	665
Total non-operating income (expense)	24	27	8	34
Provision for income taxes	(49)	(88)	(138)	(189)
Equity-method investment activity, net of tax	15	(2)	(2)	(5)

Net income	$191	$207	$391	$505

Segment Highlights:
Y/Y net sales growth:
North America	51%	46%	48%	47%
International	51	35	41	40
Consolidated	51	41	44	44
Y/Y segment operating income growth (decline):
North America	7%	61%	7%	72%
International	(16)	15	(21)	25
Consolidated	(5)	34	(7)	46
Net sales mix:
North America	55%	55%	55%	54%
International	45	45	45	46

	100%	100%	100%	100%

(1)	Represents operating expenses, excluding stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
North America
Media	$1,585	$1,324	$3,470	$2,921
Electronics and other general merchandise	3,496	2,090	6,799	4,114
Other (1)	325	176	602	335

Total North America	$5,406	$3,590	$10,871	$7,370

International
Media	$2,075	$1,550	$4,147	$3,383
Electronics and other general merchandise	2,398	1,399	4,684	2,887
Other (1)	34	27	68	57

Total International	$4,507	$2,976	$8,899	$6,327

Consolidated
Media	$3,660	$2,874	$7,617	$6,304
Electronics and other general merchandise	5,894	3,489	11,483	7,001
Other (1)	359	203	670	392

Total Consolidated	$9,913	$6,566	$19,770	$13,697

Y/Y Net Sales Growth:
North America:
Media	20%	15%	19%	19%
Electronics and other general merchandise	67	76	65	74
Other	85	52	80	54
Total North America	51	46	48	47

International:
Media	34%	20%	23%	25%
Electronics and other general merchandise	71	59	62	64
Other	25	13	20	32
Total International	51	35	41	40

Consolidated:
Media	27%	18%	21%	22%
Electronics and other general merchandise	69	69	64	70
Other	77	45	71	51
Total Consolidated	51	41	44	44

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	20%	21%	14%	22%
Electronics and other general merchandise	53	63	51	62
Other	13	18	12	31
Total International	36	38	31	38

Consolidated:
Media	20%	18%	16%	20%
Electronics and other general merchandise	62	70	59	69
Other	75	46	70	50
Total Consolidated	44	42	40	42

Consolidated Net Sales Mix:
Media	37%	44%	39%	46%
Electronics and other general merchandise	59	53	58	51
Other	4	3	3	3

	100%	100%	100%	100%

(1)	Includes non-retail activities, such as AWS, miscellaneous marketing and promotional agreements, other seller sites, and co-branded credit card agreements

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	June 30, 2011	December 31, 2010	June 30, 2010
	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,047	$3,777	$1,629
Marketable securities	4,308	4,985	3,479
Inventories	3,229	3,202	1,940
Accounts receivable, net and other	1,438	1,587	805
Deferred tax assets	257	196	265

Total current assets	11,279	13,747	8,118
Fixed assets, net	3,470	2,414	1,704
Deferred tax assets	30	22	29
Goodwill	1,909	1,349	1,229
Other assets	1,253	1,265	1,317

Total assets	$17,941	$18,797	$12,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,721	$8,051	$3,545
Accrued expenses and other	2,324	2,321	1,705

Total current liabilities	8,045	10,372	5,250
Long-term liabilities	2,131	1,561	1,290

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares - 500
Issued and outstanding shares - none	—	—	—
Common stock, $0.01 par value:
Authorized shares - 5,000
Issued shares - 471, 468, and 464
Outstanding shares - 454, 451, and 448	5	5	5
Treasury stock, at cost	(600)	(600)	(600)
Additional paid-in capital	6,675	6,325	6,056
Accumulated other comprehensive loss	(30)	(190)	(282)
Retained earnings	1,715	1,324	678

Total stockholders’ equity	7,765	6,864	5,857

Total liabilities and stockholders’ equity	$17,941	$18,797	$12,397

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q2 2010	Q3 2010	Q4 2010	Q1 2011	Q2 2011	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$2,561	$2,617	$3,495	$3,033	$3,205	25%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$575	$788	$979	$1,138	$1,374	139%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$1,986	$1,829	$2,516	$1,895	$1,831	(8%)
Free cash flow — TTM Y/Y growth	29%	(5%)	(14%)	(18%)	(8%)	N/A
Invested capital (1)	$5,820	$6,576	$7,380	$7,931	$8,551	N/A
Return on invested capital (2)	34%	28%	34%	24%	21%	N/A

Common shares and stock-based awards outstanding	465	465	465	466	468	1%
Common shares outstanding	448	449	451	452	454	1%
Stock-based awards outstanding	17	16	15	14	15	(13%)
Stock-based awards outstanding — % of common shares outstanding	3.8%	3.6%	3.2%	3.1%	3.2%	N/A

Results of Operations
Worldwide (WW) net sales	$6,566	$7,560	$12,948	$9,857	$9,913	51%
WW net sales — Y/Y growth, excluding F/X	42%	40%	37%	36%	44%	N/A
WW net sales — TTM	$28,664	$30,776	$34,204	$36,931	$40,278	41%
WW net sales — TTM Y/Y growth, excluding F/X	38%	40%	40%	39%	39%	N/A

Operating income	$270	$268	$474	$322	$201	(25%)
Operating income — Y/Y growth, excluding F/X	77%	13%	3%	(20%)	(36%)	N/A
Operating margin — % of WW net sales	4.1%	3.5%	3.7%	3.3%	2.0%	N/A
Operating income — TTM	$1,391	$1,408	$1,406	$1,334	$1,265	(9%)
Operating income — TTM Y/Y growth, excluding F/X	65%	50%	27%	7%	(7%)	N/A
Operating margin — TTM % of WW net sales	4.9%	4.6%	4.1%	3.6%	3.1%	N/A

Net income	$207	$231	$416	$201	$191	(8%)
Net income per diluted share	$0.45	$0.51	$0.91	$0.44	$0.41	(9%)
Net income — TTM	$1,088	$1,120	$1,152	$1,054	$1,038	(5%)
Net income per diluted share — TTM	$2.42	$2.47	$2.53	$2.30	$2.26	(6%)

Segments
North America Segment:
Net sales	$3,590	$4,126	$7,211	$5,465	$5,406	51%
Net sales — Y/Y growth, excluding F/X	46%	45%	45%	45%	50%	N/A
Net sales — TTM	$15,168	$16,452	$18,707	$20,392	$22,208	46%
Operating income	$200	$186	$295	$290	$214	7%
Operating margin — % of North America net sales	5.6%	4.5%	4.1%	5.3%	4.0%	N/A
Operating income — TTM	$907	$937	$955	$972	$986	9%
Operating income — TTM Y/Y growth, excluding F/X	84%	67%	35%	17%	9%	N/A
Operating margin — TTM % of North America net sales	6.0%	5.7%	5.1%	4.8%	4.4%	N/A

International Segment:
Net sales	$2,976	$3,434	$5,737	$4,392	$4,507	51%
Net sales — Y/Y growth, excluding F/X	38%	35%	29%	27%	36%	N/A
Net sales — TTM	$13,496	$14,324	$15,497	$16,539	$18,070	34%
Net sales — TTM % of WW net sales	47%	47%	45%	45%	45%	N/A
Operating income	$206	$215	$327	$175	$172	(16%)
Operating margin — % of International net sales	6.9%	6.2%	5.7%	4.0%	3.8%	N/A
Operating income — TTM	$952	$973	$981	$922	$888	(7%)
Operating income — TTM Y/Y growth, excluding F/X	28%	23%	20%	4%	(7%)	N/A
Operating margin — TTM % of International net sales	7.1%	6.8%	6.3%	5.6%	4.9%	N/A

Consolidated Segments:
Operating expenses (3)	$6,160	$7,159	$12,326	$9,392	$9,527	55%
Operating expenses — TTM (3)	$26,805	$28,866	$32,268	$35,037	$38,404	43%
Operating income	$406	$401	$622	$465	$386	(5%)
Operating margin — % of Consolidated sales	6.2%	5.3%	4.8%	4.7%	3.9%	N/A
Operating income — TTM	$1,859	$1,910	$1,936	$1,894	$1,874	1%
Operating income — TTM Y/Y growth, excluding F/X	51%	42%	25%	10%	1%	N/A
Operating margin — TTM % of Consolidated net sales	6.5%	6.2%	5.7%	5.1%	4.7%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q2 2010	Q3 2010	Q4 2010	Q1 2011	Q2 2011	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$1,324	$1,591	$2,370	$1,885	$1,585	20%
Media — Y/Y growth, excluding F/X	15%	12%	13%	18%	19%	N/A
Media — TTM	$6,432	$6,610	$6,881	$7,170	$7,430	16%
Electronics and other general merchandise	$2,090	$2,326	$4,558	$3,303	$3,496	67%
Electronics and other general merchandise — Y/Y growth, excluding F/X	76%	80%	71%	63%	67%	N/A
Electronics and other general merchandise — TTM	$8,069	$9,103	$10,998	$12,277	$13,683	70%
Electronics and other general merchandise — TTM % of North America net sales	53%	55%	59%	60%	62%	N/A
Other	$176	$209	$283	$277	$325	85%
Other — TTM	$668	$739	$828	$945	$1,095	64%

Supplemental International Segment Net Sales:
Media	$1,550	$1,759	$2,865	$2,073	$2,075	34%
Media — Y/Y growth, excluding F/X	21%	18%	13%	9%	20%	N/A
Media — TTM	$7,480	$7,723	$8,007	$8,247	$8,772	17%
Electronics and other general merchandise	$1,399	$1,644	$2,834	$2,285	$2,398	71%
Electronics and other general merchandise — Y/Y growth, excluding F/X	63%	60%	50%	49%	53%	N/A
Electronics and other general merchandise — TTM	$5,899	$6,478	$7,365	$8,162	$9,162	55%
Electronics and other general merchandise — TTM % of International net sales	44%	45%	48%	49%	51%	N/A
Other	$27	$31	$38	$34	$34	25%
Other — TTM	$117	$123	$125	$130	$136	17%

Supplemental Worldwide Net Sales:
Media	$2,874	$3,350	$5,235	$3,958	$3,660	27%
Media — Y/Y growth, excluding F/X	18%	15%	13%	13%	20%	N/A
Media — TTM	$13,912	$14,333	$14,888	$15,417	$16,202	16%
Electronics and other general merchandise	$3,489	$3,970	$7,392	$5,588	$5,894	69%
Electronics and other general merchandise — Y/Y growth, excluding F/X	70%	71%	62%	57%	62%	N/A
Electronics and other general merchandise — TTM	$13,968	$15,581	$18,363	$20,439	$22,845	64%
Electronics and other general merchandise — TTM % of WW net sales	49%	51%	54%	55%	57%	N/A
Other	$203	$240	$321	$311	$359	77%
Other — TTM	$785	$862	$953	$1,075	$1,231	57%

Balance Sheet
Cash and marketable securities (4)	$5,419	$6,123	$8,919	$7,019	$6,503	20%
Inventory, net — ending	$1,940	$2,515	$3,202	$2,888	$3,229	66%
Inventory turnover, average — TTM	12.5	11.8	11.4	11.6	11.3	(9%)
Fixed assets, net	$1,704	$2,099	$2,414	$2,902	$3,470	104%

Accounts payable — ending	$3,545	$4,614	$8,051	$5,540	$5,721	61%
Accounts payable days — ending	65	73	72	66	69	6%

Other
WW shipping revenue	$239	$270	$437	$330	$331	39%
WW shipping costs	$487	$576	$999	$786	$820	68%
WW net shipping costs	$248	$306	$562	$456	$489	97%
WW net shipping costs — % of WW net sales	3.8%	4.0%	4.3%	4.6%	4.9%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	28,300	31,200	33,700	37,900	43,200	53%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.
(4)	Includes restricted cash, classified within “Other Assets” on our consolidated balance sheet, of: $311 million in Q2 2010, $238 million in Q3 2010, $157 million in Q4 2010, $138 million in Q1 2011, $148 million in Q2 2011.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide – for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.diapers.com, www.endless.com, www.shopbop.com and www.zappos.com – as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:
Amazon.com Public Relations	Amazon.com Investor Relations
John Felton, 206/266-2171	Mary Osako, 206/266-7180
www.amazon.com/ir